UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010
Weatherford International Ltd.
(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4-6 Rue Jean-François Bartholoni
1204 Geneva
Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mr. Stuart E. Ferguson, our Senior Vice President—Reservoir & Production and Chief Technology Officer, has decided to resign as an officer of Weatherford effective April 1, 2010 to allow more time for the pursuit of personal and family interests.
We anticipate entering into a consulting agreement with a newly-formed company controlled by Mr. Ferguson under which Mr. Ferguson will serve as a technical advisor to our Chief Executive Officer and provide other services to the company for annual compensation of £180,000.
Mr. Ferguson has had a distinguished career at Weatherford, serving the company admirably for nine years in multiple roles. Mr. Ferguson is greatly respected by his peers and colleagues, and Weatherford is grateful for his service and dedication.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Weatherford International Ltd.

By:	/s/ JOSEPH C. HENRY
Name:	Joseph C. Henry
Title:	Vice President
March 30, 2010